LOCK UP LETTER

March __, 2005

HPC Capital Management
300 Colonial Center Parkway, Suite 100
Roswell, GA 30076
Attention: Vincent Sbarra

Ladies and Gentlemen:

The undersigned understands that HPC Capital Management (the “Placement Agent“) has agreed to act as placement agent in connection with the proposed offering (the “Offering“) by Viral Genetics, Inc., a Delaware corporation (the “Company“), as per the Securities Purchase Agreement dated March __, 2006 (“Agreement“).

In consideration of the foregoing, and in order to induce you to act as the Placement Agent in the offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, the undersigned will not, during the period beginning on the date of the Agreement and ending on the date 180 days after the Effective Date (as defined in the Agreement), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of the Placement Agent, or (iv) effected pursuant to any exchange of “underwater“ options with the Company, (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan or employment agreements, including any exercise effected by the delivery of Securities of the Company held by the undersigned, (c) the sale of any shares pursuant to any existing 10b5-1 selling plan, or (d) the establishment of any 10b5-1

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selling plan. For purposes of this Letter Agreement, “immediate family“ shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Letter Agreement shall apply to Common Stock acquired in open market transactions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

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This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF OFFICER OR DIRECTOR]

By:_______________________

Title:

Accepted as of the date
first set forth above:

HPC CAPITAL MANAGEMENT

By:_______________________

Name:

Title: Managing Director

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